Exhibit 99.2

VERB To Appoint Former APPLE Executive Nancy Heinen to its Board of Directors

NEWPORT BEACH, CA and SALT LAKE CITY, UT, December 18, 2019 (GLOBE NEWSWIRE) – VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in business-focused interactive video CRM, marketing, and sales enablement applications, expects to appoint Nancy Heinen to its board of directors at the organizational meeting of the board that will be held immediately after the Company’s Annual Meeting of Stockholders on December 20, 2019. This is the second appointment to VERB’s board announced this week, bringing the total number of VERB directors to six directors, including five independent directors and one inside director.

Nancy Heinen spent more than 25 years in senior executive roles in Silicon Valley, including as Senior Vice President, General Counsel and Secretary of Apple, Inc. Ms. Heinen now acts as a board member, investor, strategy consultant, and startup advisor. Ms. Heinen’s career began in private law practice, after which she was Associate General Counsel at Tandem Computers, Inc. and General Counsel of NeXT Software, Inc. In 1997 Steve Jobs recruited Ms. Heinen as a key member of the small executive team at Apple that turned around Apple’s struggling computer business and lead its successful emergence as a consumer product powerhouse, while also creating a safe and legal digital marketplace and building out Apple retail stores. Her worldwide responsibilities at Apple included all legal matters, including intellectual property, litigation, acquisitions, corporate governance, and securities compliance, as well as global government affairs and corporate security. Since leaving Apple, Ms. Heinen uses her in-depth experience across corporate, government and philanthropic sectors to help entrepreneurs and nonprofits build and scale innovations that tackle pressing social and environmental challenges at home and around the world. Ms. Heinen serves as Board Chair of both Teen Success, Inc. and First Place for Youth, and is a Board member and past Board Chair of SV2 - Silicon Valley Social Venture Fund. Ms. Heinen serves on advisory boards including Illuminate Ventures; University of California, Berkeley Center for Law and Business; and the Northern California Innocence Project. Ms. Heinen earned her B.A. and J.D. degrees from the University of California at Berkeley.

“We are very excited to welcome Nancy to our board,” stated VERB Chairman and CEO Rory J. Cutaia. “Nancy was part of Steve Job’s inner circle that took Apple from a troubled enterprise, to one of the most successful and valuable companies in the world, and the iconic brand we all respect today. Her experience, perspective, insights and resources will be enormously beneficial to our board of directors and management team, and I look forward to working closely with her to unlock the value we all believe VERB represents for ourselves and our stockholders. With the addition of Nancy, as well as Judith Hammerschmidt whom we announced earlier this week, I couldn’t possibly more excited for VERB and our stockholders in 2020 and beyond.”

Ms. Heinen stated: “It’s a privilege to be joining VERB’s board of directors. This company represents the unique combination of an extremely capable, talented, and dedicated management team and a highly unique disruptive technology. I look forward to working alongside Rory and the executive management team, as well as the board to help take this company to the next level and increase VERB’s value to customers and shareholders.”

About VERB

VERB Technology Company, Inc. (NASDAQ: VERB) is rapidly emerging as the market leader in interactive video-based customer relationship management (“CRM”) sales and marketing applications. With offices in California and Utah, VERB provides next-generation CRM lead generation, sales enablement, and video marketing software applications to sales-based organizations in 60 countries and in 48 languages. The Company’s proprietary and patent-pending technology platform produces real-time, measurable results with some customers reporting greater than 600% increases in conversion rates. The Company’s software-as-a-service (SaaS) products are cloud-based, accessible on all mobile and desktop devices, and are available by subscription for individual and enterprise users. The Company’s technology is integrated into popular ERP, CRM, and marketing platforms, including Oracle NetSuite, Adobe Marketo, and integrations into Salesforce.com, Odoo, and Microsoft, among others that are underway. For more information, please visit: verb.tech.

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and other filings with the U. S. Securities and Exchange Commission (available at www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Media Contact:

855.250.2300, ext. 107

info@verb.tech

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949.574.3860

VERB@gatewayir.com